UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

___________________________

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): December 28, 2020 (December 22, 2020)

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CNS Pharmaceuticals, Inc.

(Exact name of registrant as specified in its charter)

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Nevada	001-39126	82-2318545
(State or other jurisdiction of incorporation or organization)	(Commission File Number)	(I.R.S. Employer Identification No.)

2100 West Loop South, Suite 900

Houston, Texas 77027

 (Address of principal executive offices) (Zip Code)

Registrant’s telephone number, including area code: (800) 946-9185

Not Applicable

(Former Name or Former Address, if Changed Since Last Report)

___________________________

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐     Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐     Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐     Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐     Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.           ☐

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbols(s)	Name of each exchange on which registered
Common stock, par value $0.001 per share	CNSP	The NASDAQ Stock Market LLC

Item 1.01. Entry into a Material Definitive Agreement.

On December 22, 2020, CNS Pharmaceuticals, Inc. (the “Company”) entered into an underwriting agreement (the “Underwriting Agreement”) with A.G.P./Alliance Global Partners (the “Underwriter”), in connection with a public offering (the “Offering”) of an aggregate of (i) 5,000,000 shares (the “Shares”) of the Company’s common stock, par value $0.001 per share (the “Common Stock”), and (ii) warrants to purchase 2,500,000 shares of Common Stock (the “Warrants”). In addition, the Company granted the Underwriter a 45-day option to purchase up to an additional 750,000 Shares and/or 375,000 Warrants to cover over-allotments, if any.

Each Share sold in the Offering was sold together with a Warrant to purchase 0.5 shares of Common Stock as a fixed combination. The Shares and accompanying Warrants were sold at a price to the public of $2.00, less underwriting discounts and commissions. The Warrants are exercisable immediately, will expire on December 28, 2025 and have an exercise price of $2.20 per share, subject to anti-dilution and other adjustments for certain stock splits, stock dividends, or recapitalizations.

The Offering was made pursuant to a Registration Statement (file no. 333-251530) on Form S-1 (the “Registration Statement”), which was filed by the Company with the Securities and Exchange Commission on December 21, 2020 and declared effective on December 22, 2020 (the “Effective Date”). The Offering was made only by means of a prospectus forming a part of the Registration Statement.

The Offering, including the full over-alloment securities, closed on December 28, 2020 and the Company received net proceeds of approximately $10.5 million after deducting underwriting discounts and commissions and estimated expenses payable by the Company associated with the Offering.

The Underwriting Agreement contains customary representations, warranties and agreements by the Company, customary conditions to closing, indemnification obligations of the Company and the Underwriter, including for liabilities under the Securities Act of 1933, as amended, other obligations of the parties and termination provisions.

The foregoing descriptions of the Underwriting Agreement and the Warrants are not complete and are qualified in their entirety by reference to the full text of the Underwriting Agreement and the form of the Warrant, copies of which are filed as Exhibit 1.1 and Exhibit 4.1, respectively, and are incorporated by reference herein.

Item 8.01.	Other Events.

In connection with the Offering, on December 23, 2020 the Company issued a press release announcing the pricing of the Offering. A copy of the press release is attached hereto as Exhibit 99.1 and is incorporated herein by reference.

Item 9.01.	Financial Statements and Exhibits

(d) Exhibits

Exhibit No.	Exhibit Description
1.1	Underwriting Agreement, dated December 22, 2020, with A.G.P./Alliance Global Partners, as representative of the several underwriters.
4.1	Form of Warrant
99.1	Press release dated December 23, 2020

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Signature

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

CNS Pharmaceuticals, Inc.

By:	/s/ Chris Downs
Chris Downs
Chief Financial Officer

Dated: December 28, 2020

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